SCHEDULE 14A INFORMATION

                 Consent Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ]   Preliminary Consent Statement
[ ]   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
        RULE 14A-6(E)(2))
[ ]   Definitive Consent Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to Rule 14a-12

                                 eXegenics Inc.
                (Name of Registrant as Specified In Its Charter)

                        Foundation Growth Investments LLC
                               EI Acquisition Inc.
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1)     Title of each class of securities to which transaction applies:

      (2)     Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)     Proposed maximum aggregate value of transaction:

      (5)     Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)     Amount Previously Paid:

      (2)     Form, Schedule or Registration Statement No.:

      (3)     Filing Party:

      (4)     Date Filed:

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                                                                    NEWS RELEASE
CONTACT:          MICHAEL PECHETTE
                  FOUNDATION GROWTH INVESTMENTS
                  (312) 551-9900

                  JOHN FERGUSON (INFORMATION AGENT)
                  MORROW & CO.
                  BANKS AND BROKERS: (800) 654-2468
                  STOCKHOLDERS: (800) 607-0088
                  ALL OTHERS: (212) 754-8000

                  RICK CONKLIN (DEALER MANAGER AND FINANCIAL ADVISER) WILLIAM BLAIR & COMPANY
                  800-621-0687 ext. 5333

FOUNDATION GROWTH COMMITTED TO ACQUIRING EXEGENICS

CHICAGO, ILLINOIS, July 16, 2003 - Foundation Growth Investments LLC and EI Acquisition Inc. announced today that they remain committed to acquiring all of the outstanding stock of eXegenics Inc. (Nasdaq: EXEG) despite eXegenics' proposed merger announced earlier today.

Timothy Leonard, President of EI Acquisition Inc., made the following statement today: "We are emphatic about buying eXegenics. We are offering the eXegenics stockholders the certainty of CASH. In the merger announced today by eXegenics, the board continues to jeopardize stockholder value by suggesting to its stockholders that they exchange their eXegenics' stock at a fixed ratio for the volatile stock of AVI BioPharma. There appears to be no value created for eXegenics' stockholders in this transaction. We intend to evaluate the details of AVI BioPharma's offer and respond to eXegenics' stockholders shortly."

NOTICE FOR EXEGENICS STOCKHOLDERS

The complete terms and conditions of Foundation Growth Investments' offer are set forth in an offer to purchase, letter of transmittal, and other related materials which were filed with the Securities and Exchange Commission on May 29, 2003, as amended, and distributed to eXegenics stockholders. eXegenics stockholders are urged to read the tender offer documents because they contain important information. Investors are able to receive such documents free of charge at the SEC's web site, www.sec.gov, or by contacting Morrow & Co., Inc., the Information Agent for the transaction, at (800) 607-0088, or William Blair & Company, the Dealer Manager and financial adviser for the transaction, at (800) 621-0687 ext. 5333.

THIS ANNOUNCEMENT IS FOR INFORMATION PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF EXEGENICS INC.

                                      * * *

This announcement should not be construed to constitute a solicitation of any consent. Foundation Growth Investments has filed with the Securities and Exchange Commission a preliminary consent statement relating to the solicitation

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of consents with respect to the removal of removal of all directors from the
eXegenics board and the appointment of a new slate of directors. Foundation Growth Investments will furnish to eXegenics' stockholders, a definitive consent statement and may file other consent solicitation materials. Investors and security holders are urged to read the consent statement and any other consent solicitation materials (when they become available) because they will contain important information

Investors and security holders are able to obtain a free copy of the preliminary consent statement and the definitive consent statement (when it is available) and other documents filed by Foundation Growth Investments with the Commission at the Commission's website at www.sec.gov. In addition, you will also be able to obtain a free copy of the definitive consent statement (when it is available) by contacting Morrow & Co., Inc., the Information Agent for the transaction, at
(800) 607-0088, or William Blair & Company, the Dealer Manager and financial adviser for the transaction, at (800) 621-0687 ext. 5333.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of consents of eXegenics stockholders are available in the preliminary consent statement filed by Foundation Growth Investments with the SEC on Schedule 14A.